                               WAIVER AND RELEASE

     Engage, Inc. ("Engage") hereby executes this Waiver and Release on this 4th day of October, 2001 according to the terms and conditions set forth below:

     For and in consideration of (a) the investment by CMGI, Inc. ("CMGI") in Engage of $8.0 million in exchange for a 7.5% convertible secured demand note of even date herewith, (b) the exchange of $42,700,000 of intercompany debt owed by Engage to CMGI for a 7.5% secured demand note dated September 30, 2001, and (c) the exchange of any intercompany debt incurred by Engage from October 1, 2001 to July 31, 2002, inclusive, for a 7.5% convertible secured demand note of even date herewith.

     1. Engage and its directors, officers, employees, attorneys, agents, heirs, executors, administrators, subsidiaries, successors, affiliates and/or assigns (collectively, the "Engage Releasors") hereby remises, releases and forever discharges CMGI and its directors, officers, employees, attorneys, agents, heirs, executors, administrators, insurers, subsidiaries, successors, affiliates and/or assigns (collectively, the "CMGI Releasees") of and from any and all claims, demands, rights, actions or causes of action whatsoever, in law or in equity, which the Engage Releasors ever had, now have, or which any of the Engage Releasors shall or may have, whether or not now known, for, upon, or by any reason or any matter, course, courses or thing related to or arising from, in any way, the letter attached hereto as EXHIBIT A, including, but not limited to, any written or oral representations concerning the characteristics of such.

     2. CMGI and its directors, officers, employees, attorneys, agents, heirs, executors, administrators, subsidiaries, successors, affiliates and/or assigns (collectively, the "CMGI Releasors") hereby remises, releases and forever discharges Engage and its directors, officers, employees, attorneys, agents, heirs, executors, administrators, insurers, subsidiaries, successors,


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affiliates and/or assigns (collectively, the "Engage Releasees") of and from any and all claims, demands, rights, actions or causes of action whatsoever, in law or in equity, which the CMGI Releasors ever had, now have, or which any of the CMGI Releasors shall or may have, whether or not now known, for, upon, or by any reason or any matter, course, courses or thing related to or arising from, in any way, the letter attached hereto as EXHIBIT A, including, but not limited to, any written or oral representations concerning the characteristics of such.

     Each of CMGI and Engage hereby acknowledges that it has had the opportunity to review this Agreement with its legal and financial advisors.

                                          ENGAGE, INC.


                                          By: /s/ Christopher Cuddy
                                             -----------------------------------
                                             Name: Christopher Cuddy
                                             Title: Chief Executive Officer


                                          CMGI, INC.


                                          By: /s/ David Andonian
                                             -----------------------------------
                                             Name: David Andonian
                                             Title: Chief Operating Officer


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                                    EXHIBIT A


                                October 30, 2000


Paul Schaut
President and Chief Executive Officer
Engage, Inc
100 Brickstone Square
Andover, MA 01810

     RE:  FUNDING COMMITMENT


Dear Paul:

     This will confirm that the Board of Directors of CMGI has authorized me to commit to you that if Engage requires additional funding prior to July 31, 2001, CMGI will, in support of its majority stake in Engage, advance the sum of Fifty Million Dollars ($50,000,000) to Engage, subject to negotiation of mutually acceptable vehicle and related terms and conditions and approval of our respective Boards of Directors.



                                     CMGI, Inc.



                                     By:
                                        ----------------------------------------